UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2023

Reata Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	001-37785	11-3651945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive

Plano, TX 75024

(Address of Principal executive offices, including zip code)

(972) 865-2219

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.001 Per Share	RETA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 21, 2023, Reata Pharmaceuticals, Inc., a Delaware corporation (“Reata” or the “Company”), held a virtual-only special meeting of its stockholders (the “Special Meeting”) to vote on the proposals identified in the definitive proxy statement of Reata prepared in connection with the Merger Agreement (as defined below) filed with the U.S. Securities and Exchange Commission on August 22, 2023, which was first mailed to stockholders of Reata on August 22, 2023.

As of the close of business on August 18, 2023, the record date for the Special Meeting (the “Record Date”), 33,587,596 shares of the Company’s Class A common stock (“Class A Common Stock”) and 4,509,667 shares of the Company’s Class B common stock (“Class B Common Stock,” and together with Class A Common Stock, “Common Stock”) were outstanding and entitled to vote at the Special Meeting. Holders of Class A Common Stock were entitled to one vote per share held as of the Record Date, and holders of the Company’s Class B Common Stock were entitled to three votes per share held as of the Record Date. Accordingly, the total votes represented by Reata’s outstanding Common Stock on the Record Date were 47,116,597. A summary of the matters voted upon by the stockholders and the final voting results for each such matter are set forth below.

1.

Proposal No. 1 - The Merger Proposal: To approve and adopt the Agreement and Plan of Merger, dated as of July 28, 2023, as such agreement may be amended from time to time (the “Merger Agreement”), by and among Biogen Inc., a Delaware corporation (“Biogen”), River Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Biogen (“Merger Sub”), and Reata pursuant to which Merger Sub will be merged with and into Reata, with Reata surviving as a wholly-owned subsidiary of Biogen (the “Merger”).

The Merger Proposal was approved by the requisite vote as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
41,461,455	39,094	34,360	0

2.

Proposal No. 2 - The Advisory Compensation Proposal: To approve, on an advisory, non-binding basis, compensation that will or may be paid or become payable to Reata’s named executive officers in connection with the Merger contemplated by the Merger Agreement.

The Advisory Compensation Proposal was approved by the requisite vote as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
28,023,999	12,977,053	533,857	0

3.

Proposal No. 3 - The Adjournment Proposal: To approve to adjourn the Special Meeting to a later date if necessary and appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Although the Adjournment Proposal was deemed not necessary because there was a quorum present and there were sufficient proxies at the time of the Special Meeting to approve the Merger Proposal, it was approved by the requisite vote as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
40,145,724	1,261,433	127,752	0

No other matters were submitted for stockholder action at the Special Meeting.

Item 8.01	Other Events.

On September 21, 2023, the Company issued a press release announcing, among other things, the adoption of the Merger Agreement by the Company’s stockholders at the Special Meeting.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release, dated September 21, 2023.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reata Pharmaceuticals, Inc.

Date: September 21, 2023	By:	/s/ Manmeet S. Soni
Manmeet S. Soni
Chief Operating Officer, Chief Financial Officer and President

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